                      AMENDMENT NO. 2 TO PLEDGE AGREEMENT

    AMENDMENT NO. 2, dated as of January 27, 1997 ("Amendment No. 2"), made by and between The Alpine Group, Inc., a Delaware corporation (the "Company"), and Marine Midland Bank, a New York banking corporation and trust company (the "Trustee"), to the Pledge Agreement, dated as of July 21, 1995, between the Company and the Trustee, as amended by the Amendment ("Amendment No. 1") dated as of October 2, 1996 (collectively, the "Pledge Agreement").

    WHEREAS, the Company and the Trustee have heretofore entered into the Indenture, pursuant to the provisions of which the Company has issued $153,000,000 in aggregate principal amount of the Notes;

    WHEREAS, the Company and the Trustee, simultaneously with the execution of Amendment No. 1, entered into a Supplemental Indenture (the "Supplemental Indenture");

    WHEREAS, Section 901(d) of the Indenture provides that the Company and the Trustee may amend the Pledge Agreement without the consent of any Holder of a Note to, among other things, make any change that does not adversely affect the legal rights under the Indenture or under the Pledge Agreement of any Holder of the Notes;

    WHEREAS, this Amendment No. 2 is intended to clarify the provisions of the Pledge Agreement concerning the release by the Trustee of certain shares of 6% Cumulative Redeemable Preferred Stock of Superior Telecommunications Inc. ("Superior Preferred Stock") held as Collateral, upon the delivery to the Trustee by Alpine in substitution therefor of certain shares of common stock of Superior TeleCom Inc. ("TeleCom Common Stock") to be held by the Trustee as Collateral, all in connection with the exercise by the underwriters of an over-allotment option to purchase additional shares of TeleCom Common Stock in conjunction with the initial public offering of such stock, and the substitution as Collateral thereafter of the number of shares of TeleCom Common Stock required to return the Company's percentage ownership of such stock to 50.1% following the exercise of such over-allotment option for shares of Superior Preferred Stock, all as more fully described in the Offer to Purchase and Consent Solicitation Statement, dated August 29, 1996, of the Company, as amended;

    WHEREAS, Section 2 of Amendment No. 1 expressly permits the substitution of TeleCom Common Stock for Superior Preferred Stock through the release to the Company by the Trustee of cash proceeds of the redemption of Superior Preferred Stock for the purpose of the Company's purchase of the number of shares of TeleCom Common Stock required to return the Company's percentage ownership of such stock to 50.1% following the exercise of such over-allotment option;

    WHEREAS, the provisions of this Amendment No. 2 will clarify that the Company has the authority to substitute as Collateral shares of TeleCom Common Stock for Superior Preferred Stock in order to effect the same result set forth in Amendment No. 1, which, because it achieves the same result, does not adversely affect the legal rights under the Indenture or under the Pledge Agreement of any Holder of the Notes; and

    WHEREAS, all conditions and requirements necessary to authorize the execution and delivery of this Amendment No. 2 have been duly complied with or done and performed by the Company, and all actions necessary to make this Amendment No. 2 a valid, binding and legal instrument according to its terms have been complied with or done and performed;

    NOW, THEREFORE, THIS AMENDMENT NO. 2 WITNESSETH that, for and consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company covenants and agrees with the Trustee as follows:

    Section 1. The definitions set forth or incorporated by reference in the Indenture and the Pledge Agreement shall be applicable to this Amendment No. 2 as fully and to the same extent and effect as if set forth herein, except as otherwise expressly provided herein. As used in this Amendment, the term "Indenture" shall mean the Indenture, dated as of July 15, 1995, among the Company, the Subsidiary Guarantors named therein and the Trustee, with respect to the Notes, as amended by the Supplemental Indenture, dated as of October 2, 1996.

    Section 2. Alpine is hereby permitted to exchange with the Trustee, and the Trustee is hereby authorized to exchange, in order to substitute as Collateral, 450,000 shares of common stock of Superior TeleCom Inc. for 8,055 shares of 6% Cumulative Redeemable Preferred Stock of Superior Telecommunications Inc. held by the Trustee as Collateral.

    Section 3. Schedule I to the Pledge Agreement is deleted and replaced in its entirety by Schedule I to this Amendment No. 2. The Collateral listed on
Schedule I to the Pledge Agreement that is not listed on Schedule I to this Amendment No. 2 is and shall be released from the assignment and security interest granted by the Pledge Agreement. The Trustee shall, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such release. The Company hereby pledges to the Trustee for its benefit and the ratable benefit of the Holders, and grants to the Trustee for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in all of its right, title and interest in the Capital Stock listed on Schedule I, as amended. The Collateral listed on
Schedule I to the Pledge Agreement that has not yet been delivered to the Trustee is being so delivered simultaneously herewith.

    Section 4. This Amendment No. 2 is an amendment to the Pledge Agreement pursuant to Section 901 of the Indenture. Upon execution and delivery of this Amendment No. 2, the terms and conditions of this Amendment No. 2 shall be part of the terms and conditions of the Pledge Agreement for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Amendment No. 2 will control.

    Section 5. Except as they have been modified in this Amendment No. 2, each and every term and provision of the Pledge Agreement shall continue in full force and effect, and all references to the Agreement in the Pledge Agreement shall hereafter be deemed to mean the Pledge Agreement as amended pursuant hereto.

    Section 6. This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but which counterparts shall together constitute but one and the same instrument.

    Section 7. This Amendment No. 2 shall be governed by and construed in accordance with the law of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

    Section 8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment No. 2 or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

                              [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

                                THE ALPINE GROUP, INC.

                                By:              /s/ BRAGI F. SCHUT
                                     -----------------------------------------
                                                   Bragi F. Schut
                                              EXECUTIVE VICE PRESIDENT

                                MARINE MIDLAND BANK,
                                as Trustee

                                By:  /s/ FRANK GEDINO
                                     -----------------------------------------
                                     Name: Frank GeDino
                                     Title: Assistant Vice President

                      SCHEDULE I (AS OF JANUARY 27, 1997)
                                 PLEDGED STOCK

                                                                                                    PERCENTAGE
                                                                        STOCK                           OF
                                    CLASS OF           PAR           CERTIFICATE    NUMBER OF      OUTSTANDING
STOCK ISSUER                         STOCK            VALUE             NO(S)         SHARES          SHARES
--------------------------------  ------------  -----------------  ---------------  ----------  ------------------
Adience, Inc....................  Common        $1.00 per share             No. 1   10                    100%

Superior TeleCom Inc............  Common        $.01 per share              No. 1   6,024,048            46.6%

Superior TeleCom Inc............  Common        $.01 per share        No. ST-0172   450,000                3.5

Superior Telecommunications       6%            $1.00 per share           No. B-2   11,945               59.7%
  Inc...........................  Cumulative
                                  Redeemable
                                  Preferred